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                                EXHIBIT (10)JJ.
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                          COMMERCIAL BANCSHARES, INC.

                           DIRECTORS RETIREMENT PLAN

         This Plan adopted as of this 1st day of May, 1986, is intended to be a nonqualified defined benefit plan. The purpose of this Plan is to attract and retain highly qualified outside Directors of Commercial Bancshares, Inc. (the "Company") by making provision for the payment of retirement benefits to all of the outside Directors of the Company who have contributed in a substantial degree to the success of the Company.

         This Plan shall not be a funded plan, and the Company shall not set aside any funds for the purpose of making payments under this Plan. Any payments hereunder shall be made out of the general assets of the Company. This Plan is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1954, as amended. No Participant shall be entitled to receive any payments for benefits under this Plan from the trust funds maintained pursuant to any trust agreements under any other pension, profit sharing or other plan maintained by the Company.

                                   ARTICLE I

                                  DEFINITIONS

         Whenever the following words and phrases appear in this Plan, they have the respective meaning set forth below, unless the context clearly indicates otherwise:
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         1.01. "Board of Directors" means the Board of Directors of the Company.

         1.02. "Change of Control of the Company" means a consolidation, dissolution, or complete liquidation of the Company, or a sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation, but in which the holders of its Common Stock receive securities of another corporation.

         1.03. "Committee" means the committee of directors of the Company appointed to administer the Plan as provided in Article IV.

         1.04. "Compensation" means the total annual fees payable by the Company to the Participant, whether or not such fees are deferred at the election of the Participant, including Director's fees and fees for serving on a committee, that are or would be included in the Federal gross income of the Participant, but for the deferral of receipt by the Participant.

         1.05. "Effective Date" means the date on which this Plan is adopted.

         1.06. "Outside Director" means a person serving on the Board of Directors who is not an employee of the Company or of any Subsidiary.



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         1.07. "Participant" means an Outside Director who participates in this
Plan.

         1.08. "Plan" means this Commercial Bancshares, Inc. Directors Retirement Plan, as described herein, or as hereafter amended.

         1.09. "Retirement" means the later of the attainment of age sixty-five
(65) or the cessation of a Participant's services as an Outside Director, by reason other than death, whereby the Participant thereafter is not a director of the Company.

         1.10. "Subsidiary" means a corporation more than 80 percent of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors, is as of the date of adoption, and during the effectiveness, of the Plan, owned directly or indirectly, by the Company.

         1.11. "Year of Service" means a period of 12 months (including nonconsecutive months) commencing as of the earlier of the date that an individual becomes an Outside Director or becomes a director of a Subsidiary of the Company or a predecessor of such Subsidiary, including: (i) Years of Service prior to the Effective Date of this Plan; (ii) Years of Service rendered to a Subsidiary of the Company or a predecessor of such Subsidiary including such service prior to the



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Subsidiary or such predecessor becoming a Subsidiary of the Company; and (iii)
Years of Service rendered to the surviving corporation following a Change of Control of the Company.

         1.12. The masculine pronoun means the feminine, wherever appropriate.

                                   ARTICLE II

                                  ELIGIBILITY

         2.01. All Outside Directors of the Company are eligible to be and shall become Participants of the Plan as of the later of the Effective Date of this Plan or the date of election or appointment to the Board of Directors as an Outside Director.

                                  ARTICLE III

                   AMOUNT AND PAYMENT OF RETIREMENT BENEFITS

         3.01. Except as otherwise provided in this Article III,

         (a) The annual retirement benefit payable under this Plan to a Participant shall be equal to 50 percent of the Participant's average Compensation during the three calendar years in which such Participant's Compensation is highest.

         (b) Notwithstanding paragraph (a), the minimum annual retirement benefit payable shall not be less than $4,000.



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         3.02. The amount of the annual retirement benefit payable under
Paragraph 3.01 herein shall be reduced by 1/10th for each Year of Service or part thereof less than ten.

         3.03. Subject to Paragraph 3.04, a Participant shall be 50 percent vested in his aggregate accrued retirement benefits payable under the Plan after completing five (5) Years of Service, and the Participant shall vest an additional ten (10) percent in his aggregate accrued retirement benefits for each subsequent Year of Service.

         3.04. In the event of a Change of Control of the Company, following which event the Participant does not continue to serve as an Outside Director, each Participant who has completed three (3) Years of Service shall immediately become 100 percent vested in his aggregate accrued retirement benefits as calculated under Paragraph 3.01, but without regard to the application of Paragraph 3.02, and shall be eligible for payment of such retirement benefits commencing upon the Participant's attaining age 65 (or immediately if the Participant is then older than 65 years of age) in accordance with the payment provisions of this Article III.

         3.05. Retirement benefits shall be paid to a Participant, in cash or the equivalent thereof, beginning on the first day of the calendar quarter following the end of the calendar quarter of the Participant's Retirement, in equal quarterly installments without interest for a period of ten




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(10) years; provided, however, that upon a Participant's death, a Participant shall forfeit all of his right, title and interest in and to his retirement benefits payable under this Plan.

                                   ARTICLE IV

                                 ADMINISTRATION

         4.01. The Plan shall be administered by a Committee, appointed from time to time by the Board of Directors of the Company, consisting of not less than three directors of the Company and appointed from among directors who are not Participants of the Plan. The Committee shall have full power and authority, subject to the terms and conditions of the Plan, from time to time, to calculate the amount of retirement benefits to be paid under the Plan in accordance with
Article III, to construe and adopt rules and regulations relating to the Plan and to determine all other matters which may arise in the administration of the Plan. The determination of the Committee concerning any matter arising under or with respect to the Plan or any retirement benefits payable under the Plan shall be final, binding and conclusive on all interested persons. The Committee may, as to all questions of accounting, rely conclusively upon any determinations made by the independent public accountants of the Company.



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                                   ARTICLE V

                           AMENDMENT AND TERMINATION

         5.01. The Board of Directors shall have the right at any time to amend this Plan in any respect, or to terminate this Plan. However, if this Plan is amended or discontinued, such action shall not impair or adversely affect any benefits accrued under this Plan as of the date of such action.

                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.01. The establishment of this Plan shall not be construed as conferring any legal rights upon any Outside Director or other person for a continuation of appointment to the Board of Directors, nor shall it interfere with the right of the Company to terminate any Outside Director or to act with respect to him without regard to the effect which such treatment might have upon him as a Participant.

         6.02. Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagement or torts of the Participant.




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         6.03. The Plan shall be construed, regulated and administered under the laws of the State of New Jersey.



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